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                                                                   Exhibit 10.7


                       VALLEY NATIONAL GASES INCORPORATED
                             1997 STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN.

         The Valley National Gases Incorporated 1997 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Valley National Gases Incorporated ("Company") by, certain key management employees, officers and directors of the Company and its subsidiaries. The Plan has been adopted in connection with a proposed initial public offering (the "Offering") of the Company's Common Stock, par value $.001 per share (the "Common Stock"). Certain options granted hereunder may qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other options granted hereunder may not qualify as Incentive Stock Options, as determined in each instance by the Committee referred to in Paragraph 4 (the "Committee").

2.       STOCK SUBJECT TO THE PLAN.

         Six hundred fifty thousand (650,000) shares of the authorized but unissued Common Stock of the Company have been allocated to the Plan and will be reserved for issue upon the exercise of options granted under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any such option shall expire or terminate for any reason without having been exercised in full, the purchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option shall again be available for the purposes of the Plan. The number of shares with respect to which options may be granted to any individual during any calendar year may not exceed fifty thousand (50,000) shares.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements (which need not be identical) and to make all other determinations necessary



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or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be conclusive.


4.       THE COMMITTEE.

         The Committee shall be the Nominating and Compensation Committee of the Board of Directors and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule. In addition, in order for options to qualify for the exemption from the one million dollar limitation on deduction for executive compensation under Section 162(m) of the Code, such Committee would also have to consist solely of two or more Outside Directors. For this purpose, an Outside Director shall mean a director of the Company who:

         (1) is not an employee of the Company or any subsidiary while he is a member of the Committee;

         (2) is not a former employee of the Company or a subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

         (3)      has not been an Officer of the Company or a subsidiary; and

         (4) shall not receive Remuneration from the Company or a subsidiary either directly or indirectly in any capacity other than as a director.

         "Remuneration" and "Officer" as used herein shall be determined in accordance with Treas. Reg. Section 1.162-27(e)(3) or any successor thereto.

         The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select the Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5.       ELIGIBILITY.

         Options may be granted only to key employees, officers and directors of the Company or its subsidiaries. The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if,




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at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code. Incentive Stock Options may only be granted to key employees and officers of the Company or its subsidiaries.

6.       OPTION PRICES.

         The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the closing price of the Company's Common Stock on the Nasdaq Stock Market (formerly known as the NASDAQ/National Market System) on the day the option is granted (or if such closing price is not reported on the date of grant, the last reported closing price); provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock Option was granted. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its Treasury, and used for its corporate purposes as the Board of Directors shall determine.

7.       OPTION AMOUNTS.

         The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

8.       EXERCISE OF OPTIONS.

         The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 9 following. Within such limit, options will be exercisable at such time or times, and subject to such



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restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that no option may be exercised (i) at any time prior to three (3) years from the date of granting, and, (ii) except as provided in Paragraphs 9 and 10 following, unless the optionee is then an employee or director of the Company or a subsidiary and has been so employed or engaged continuously since the granting of the option. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him upon the exercise of his option. Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise; provided, that in lieu of all or part of such withholding, the optinee may pay an equivalent amount of cash to the Company.

9.       TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR.

         The holder of any option issued hereunder must exercise the option prior to his termination of employment or service as a director. However, the Committee in its absolute discretion may permit the optionee to exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment or service at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. If the optionee terminates employment or service on account of disability or retirement, he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one
(1) year of the termination of his employment or service but not after ten (10) years from the date of the granting thereof. For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or service of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate an employee's employment at any time.

10.      DEATH OF HOLDER OF OPTION.

         In the event of the death of an individual to whom an option has been granted under the Plan, while he is employed by, or serves as a director of, the Company (or a subsidiary), the option theretofore granted to him may be exercised, to the extent that he was entitled to exercise it at the date of such death, by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of one
(1) year after his death, but not after ten (10) years from the date of




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granting thereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.

11.      NON-TRANSFERABILITY OF OPTIONS.

         Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by him.

12.      SUCCESSIVE OPTION GRANTS.

         Successive option grants may be made to any holder of options under the Plan.

13.      INVESTMENT PURPOSE.

         Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

14.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE
         ACQUISITIONS.

         Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices and exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code. In the event of a special, non-recurring distribution with respect to the Company's Common Stock, the Committee may adjust the number of shares subject to each option and the option price per share in such manner as the Committee deems just and equitable to reflect such distribution, but in no event shall the total number of shares used under the Plan exceed the number authorized under Paragraph 2.



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15.      AMENDMENT AND TERMINATION.

         Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which options may be granted under the Plan (except under the anti-dilution provisions hereof), or change the class of persons to whom options or may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Paragraph 4. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

16.      EFFECTIVENESS OF THE PLAN.

         The Plan shall become effective upon adoption by the Board of Directors, subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board of Directors at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of options may be made prior to such shareholder approval but all option grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained such options shall not be effective for any purpose.

17.      TIME OF GRANTING OF OPTIONS.

         An option grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option or to an eligible employee or director of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors), provided that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

18.      TERM OF PLAN.

         This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors or the Committee, and no option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

                                      * * *

         The foregoing Plan was approved and adopted by the Board of Directors of the Company on January 16, 1997.


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                                    AMENDMENT
                                       TO
                       VALLEY NATIONAL GASES INCORPORATED
                             1997 STOCK OPTION PLAN

                        (Effective as of August 1, 2000)

         The Valley National Gases Incorporated 1997 Stock Option Plan (the "Plan") is hereby amended as follows:

1. Section 9 of the Plan is amended and restated in its entirety as follows:

"9.      TERMINATION OF EMPLOYMENT OR SERVICE AS DIRECTOR.

         (a) Effect of Death, Disability or Retirement. If the optionee terminates employment or service as a director on account of death, disability or retirement during the period in which any options under this Plan remain outstanding and such options shall not have become fully exercisable, such options shall become exercisable in full and shall remain outstanding for the remainder of their respective terms and may be exercised at any time after the optionee's death or disability by the personal representatives, administrators, or, if applicable, guardian of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, subject to the condition that no option shall be exercisable after the expiration of the term of the option, provided, however, that any such options exercised after the one-year period following optionee's disability, or after the three-month period following optionee's retirement, shall automatically convert to non-Incentive Stock Options. In accordance with Section 422(c)(6) of the Code, and as used herein, a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require. For purposes of the provisions of this paragraph, a person shall be deemed to qualify for retirement if (i) in the case of an employee, such person has reached the age of 65; or
                  (ii) in the case of a director, such person has served as a director for at least nine years and/or has reached the age of
                  65. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

         (b)      Early Termination of Options and Other Restrictions.

                  (i) Commission of Certain Acts. If an optionee's employment with the Company is terminated for any of the reasons listed below, or if the optionee breaches




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the terms and conditions of the respective stock option agreement, such optionee's options shall terminate immediately without further action by the Company.

                  (a) optionee's material breach of any contractual obligation to the Company or any Company Affiliate under the terms of any agreement between the optionee and the Company or any Company Affiliate, or the breach of any fiduciary duty the optionee owes to the Company or to any Company Affiliate;

                  (b) optionee's indictment on or conviction for any crime involving moral turpitude or any felony;

                  (c) optionee's failure to carry out any reasonable directive of the Company or any Company Affiliate;

                  (d) optionee's consumption of alcohol on duty or reporting for duty under the influence of alcohol, or the use or possession by optionee of a controlled substance, as defined by applicable federal or state laws, while on duty unless prescribed by a physician.

                  (e) optionee's embezzlement or misappropriation of funds of the Company or any Company Affiliate;

                  (f) any failure by the optionee to comply with any policy of the Company that is applicable to the optionee; or

                  (g) a demonstrated lack of commitment of the optionee to the Company, or conduct by the optionee which is detrimental to the Company or the optionee's failure to perform the duties of his position or perform the services for which the optionee has been engaged at a level of individual performance adequate to the Company.

         "Company Affiliate" as used herein shall mean (i) an entity that, directly or indirectly, through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

         (ii) Voluntary or Other Termination. In the event an optionee's employment with the Company is terminated voluntarily by the optionee, the optionee may exercise such option to the extent he was entitled to exercise it at the date of such termination. The Committee may, in its sole discretion, grant to optionee an extension of the period during which optionee may exercise such option following such termination, provided, however, that such extension period, if granted, may not exceed 90 days following the termination and no such option may be exercised after 10 years from the date of granting thereof. In the event an optionee's employment with the Company is terminated for any reason other than voluntary termination or for the reasons listed in




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paragraphs 9(a) or 9(b)(i)(a) - (g) above, such optionee shall have a period of three years following such termination to exercise options that vest prior to or during such period, but not after 10 years from the date of granting thereof, provided, however, that any options exercised after the three-month period following optionee's termination shall automatically convert to non-Incentive Stock Options. The Committee's determination as to whether any such reason for termination exists shall be final, binding and conclusive.

         (iii) Additional Termination Events and Restrictions. The Committee shall have full and complete authority to determine whether the options, or all or any part of the Common Stock acquired upon exercise thereof, shall be subject to additional termination events, restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, which such events and restrictions shall be contained in the respective stock option agreement.

         (c) No Right to Employment. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or service of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate an employee's employment at any time."

2. Section 10 of the Plan is deleted in its entirety and the remaining sections are renumbered accordingly. The reference in the second sentence of Section 8 of the Plan to "Paragraphs 9 and 10" shall be to "Paragraph 9."

         The foregoing Amendment was approved and adopted by the Board of Directors of the Company effective as of August 1, 2000 and shall apply to all options outstanding on such date, except for options granted effective
January 2, 2000.




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